UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 26, 2009
Date of Report (Date of earliest event reported)
PRG-Schultz International, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Georgia
(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805

(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949

(Address of Principal Executive Offices)	(Zip Code)
770-779-3900

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Employment Agreement
     As previously announced, the Board of Directors of PRG-Schultz International, Inc. (the “Company”) has appointed Robert B. Lee to serve as Chief Financial Officer and Treasurer of the Company, effective June 1, 2009, in addition to his current position as Controller of the Company. In connection with his additional appointments, on May 26, 2009, the Company entered into an employment agreement with Mr. Lee (the “Agreement”). The material terms of the Agreement are as follows:
     1. Term. The Agreement provides for a term of one year ending on June 1, 2010, which will automatically be extended for additional one-year periods, unless either party notifies the other in writing at least 30 days prior to the end of the original term or any additional term of its intention not to extend the Agreement.
     2. Compensation. Mr. Lee will receive an annual base salary of $205,000 and will be eligible for an annual incentive bonus (target bonus equal to 50% of his annual base salary up to a maximum bonus equal to 100% of his annual base salary), based on the achievement of certain performance objectives to be set by the Company’s Compensation Committee. For calendar year 2009, Mr. Lee’s annual incentive bonus shall be equal to the sum of (i) a prorated bonus for the period from January 1, 2009 through May 31, 2009, based on the bonus plan that would have been applicable to Mr. Lee for 2009 (including a target bonus of $50,000 and a maximum bonus of $100,000), had he not accepted the offer to become the Company’s Chief Financial Officer, and (ii) a prorated bonus under the Agreement based on the number of days that Mr. Lee is actually employed by the Company as its Chief Financial Officer during 2009 (beginning June 1, 2009). Mr. Lee will also be eligible to receive stock options, restricted stock, stock appreciation rights and/or other equity awards under the Company’s applicable equity plans on such basis as the Compensation Committee may determine. The Agreement also provides for standard expense reimbursement, paid time off, and other standard executive benefits.
     3. Post-Termination Benefits.
     (a) No Change of Control. If Mr. Lee, other than within two years after a Change of Control (as defined in the Agreement), (x) terminates his employment for Good Reason (as defined in the Agreement), (y) is terminated by the Company without Cause (as defined in the Agreement), or (z) terminates his employment upon the Company’s failure to renew the Agreement, then he is entitled to the following: (i) payment of his annual base salary for the period equal to the greater of one year or the sum of four weeks for each full year of continuous service Mr. Lee has with the Company (the “Severance Period”); (ii) payment of any actual earned full-year bonus (pro-rated) for the year in which Mr. Lee’s employment termination occurs; (iii) continuation of health care plan coverage for the Severance Period; (iv) payment of accrued obligations; (v) vesting in full of Mr. Lee’s outstanding unvested options, restricted stock and other equity-based awards that would have vested solely based on his continued employment, as well as the continuation of outstanding stock options, until the earlier of one year after the date of termination of his employment or the original expiration date of the options; and (vi) payment of up to $20,000 of outplacement services.
     (b) Change of Control. If, within 2 years following a Change in Control, Mr. Lee (x) terminates his employment for Good Reason, (y) is terminated by the Company without Cause, or (z) terminates his employment upon the Company’s failure to renew the Agreement, then he is entitled to receive the same benefits he would have received as described above under “No Change in Control” except that (i) the payment of his annual base salary shall be for the period equal to the greater of 18 months or the sum of four weeks for each full year of continuous service that Mr. Lee has with the Company (the “Change in Control Severance Period”) and (ii) Mr. Lee’s health care plan coverage shall continue for the Change in Control Severance Period.
     (c) For Cause. If the Company terminates Mr. Lee’s employment for Cause or Mr. Lee terminates his employment for other than Good Reason, the Agreement terminates and the Company will have no further obligations to him other than to pay any accrued obligations.
     4. Business Protection Agreements. Mr. Lee is also bound by confidentiality provisions, non-competition covenants and non-solicitation restrictions concerning both customers and employees of the Company.
     The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference
Separation Agreement
     On May 29, 2009, the Company entered into a Separation Agreement (the “Separation Agreement”) with Bradley T. Roos, the Company’s Senior Vice President and President- Europe and Asia Pacific. Pursuant to the Separation Agreement, the employment agreement between the Company and Mr. Roos (the “Employment Agreement”) was terminated. As previously reported, Mr. Roos’ employment relationship with the Company was terminated effective May 8, 2009 (the “Termination Date”). The material terms of the Separation Agreement are as follows:
1. Post-employment Compensation. The Separation Agreement provides for the Company to make severance payments to Mr. Roos equal to his current annual salary for the period of twelve months from the Termination Date. Mr. Roos will receive the bonus (subject to the achievement of certain levels of EBIDTA by the Company and the Company’s Europe-Asia Pacific business), if any, that he would have received for calendar year 2009, pro-rated based on the number of days he was employed in 2009 before the Termination Date. The Company will permit Mr. Roos to continue medical and dental insurance coverage for himself, his spouse, and his eligible dependents for the period of twelve months from the Termination Date on the same basis and at the same cost as if he remained employed. Mr. Roos is also entitled to vesting in full of his outstanding unvested options, restricted stock and other equity based awards that would have vested based solely on his continued employment. Additionally, all of Mr. Roos’ outstanding stock options will remain outstanding until the earlier of (a) one year from the Termination Date or (b) the original expiration date of the options. Mr. Roos is also entitled to outplacement services of up to $20,000. In addition, the Company will make a lump sum payment of $45,000 to Mr. Roos.
2. Housing and Relocation Benefits. Mr. Roos will also be entitled to continued housing and educational allowances provided for under his Employment Agreement through June 30, 2009. The Company will also reimburse Mr. Roos for the cost of returning to the United States.
3. Business Protection Agreements. Mr. Roos is also bound by confidentiality provisions, non-competition covenants and non-solicitation restrictions concerning both customers and employees of the Company.
4. Release. In order to collect his severance benefits, Mr. Roos has signed and returned a release agreement, pursuant to which Mr. Roos agreed to release all current or future claims, known or unknown, arising on or before the date of the release against the Company and its affiliates and their respective officers, directors, employees, agents, insurers, assigns, and successors in interest. In addition, as a condition to the receipt of his severance benefits, Mr. Roos’ agreed to waive, other than as set forth in the Separation Agreement, any and all rights to any severance, notice rights, payments, benefits or other amounts he may have been entitled to under the laws of England and Wales.
     The foregoing description is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
     The following exhibits are filed herewith:

Exhibit 10.1	Employment Agreement dated May 26, 2009, by and between Mr. Robert B. Lee and the Company

Exhibit 10.2	Separation Agreement dated May 29, 2009, by and between Mr. Bradley T. Roos and the Company

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRG-Schultz International, Inc.
By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: June 1, 2009

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

10.1	Employment Agreement dated May 26, 2009, by and between Mr. Robert B. Lee and the Company

10.2	Separation Agreement dated May 29, 2009, by and between Mr. Bradley T. Roos and the Company